FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS FULLY DILUTED EPS UP 20.5% OVER SAME QUARTER LAST YEAR
Return on average assets increases to 1.20 percent

NASHVILLE, Tenn., April 14, 2014 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported net income per fully diluted common share of $0.47 for the quarter ended March 31, 2014, compared to net income per fully diluted common share of $0.39 for the quarter ended March 31, 2013, an increase of 20.5 percent.
"First quarter was another strong quarter of execution against our targets for soundness, profitability and growth," said M. Terry Turner, Pinnacle's president and chief executive officer. "At 0.09 percent, the annualized rate of net charge-offs was back to our pre-recession levels. Our return on average assets of 1.20 percent was an all-time high. Average loans outstanding during the first quarter were also at an all-time high, increasing at an annualized growth rate of approximately 15 percent during the quarter."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Loans at March 31, 2014 were a record $4.182 billion, an increase of $37.2 million from Dec. 31, 2013, and $409.3 million from March 31, 2013, reflecting year-over-year growth of 10.9 percent.
•	Average balances of noninterest bearing deposit accounts were $1.129 billion in the first quarter of 2014, down 4.3 percent from the fourth quarter of 2013 and up 18.5 percent over the same quarter last year.
•	Revenues for the quarter ended March 31, 2014 were a record $58.6 million, an increase from $57.5 million in the fourth quarter of 2013 and up 7.3 percent over the $54.7 million for the same quarter last year.
•	The firm's net interest margin for the quarter ended March 31, 2014 was 3.76 percent, compared to 3.70 percent in the fourth quarter of 2013 and 3.90 percent for the same quarter last year.
•
Return on average assets was 1.20 percent for the first quarter of 2014, compared to 1.09 percent for the same quarter last year. First quarter 2014 return on tangible common equity amounted to 13.47 percent, compared to first quarter 2013 amount of 12.41 percent.

"Despite the strong growth in average loans outstanding during the quarter, period ending loans for the first quarter of 2014 were up just $37.2 million, less than the average quarterly growth we expect during 2014 but generally in line with our expectations based on historical first quarter performance trends," Turner said. "We continue to believe we will meet or exceed the three-year loan growth targets we established for 2012-2014."

OTHER FIRST QUARTER 2014 HIGHLIGHTS:
•	Revenue growth
o
Net interest income for the quarter ended March 31, 2014 was $45.9 million, compared to $45.0 million in the fourth quarter of 2013 and $42.8 million for the first quarter of 2013. Net interest income for the first quarter of 2014 was up 7.4 percent year-over-year and is at its highest quarterly level since the firm's founding in 2000.

▪
Consistent with previously disclosed expectations, the firm's net interest margin increased to 3.76 percent for the quarter ended March 31, 2014, up from 3.70 percent last quarter and down from 3.90 percent for the quarter ended March 31, 2013.

o	Noninterest income for the quarter ended March 31, 2014 was $12.7 million, compared to $12.5 million for the fourth quarter of 2013 and $11.9 million for the same quarter last year. Noninterest income was up 7.0 percent over the same quarter last year.
▪
Wealth management revenues, which include investment services, insurance and trust fees, were $4.7 million during the first quarter of 2014, compared to $4.4 million during the fourth quarter of 2013 and $4.1 million during the same quarter last year.

▪	Gains on mortgage loans sold, net of commissions, were $952,000 during the first quarter of 2014, compared to $1.1 million during the fourth quarter of 2013 and $1.8 million during the same quarter last year.

"As anticipated, we experienced an increase in the net interest margin during the first quarter," said Harold R. Carpenter, Pinnacle's chief financial officer. "More importantly, our net interest income and our total revenues were at historic highs. Loan yields appear to be stabilizing, and growth in several fee categories contributed to the record first quarter revenues."

•	Noninterest and income tax expense
o	Noninterest expense for the quarter ended March 31, 2014 was $33.7 million, compared to $32.6 million in the fourth quarter of 2013 and $32.4 million in the same quarter last year.
▪	Salaries and employee benefits costs were up from the fourth quarter of 2013 by approximately $256,000 and by $2.2 million from the first quarter of 2013.
▪	Other real estate expenses were $651,000 in the first quarter of 2014, compared to $302,000 in the fourth quarter of 2013 and $721,000 in the same quarter last year.
o	Income tax expense was $8.1 million for the first quarter of 2014, compared to $7.3 million in the fourth quarter of 2013 and $6.6 million in the same quarter last year.

"Excluding other real estate expenses, our first quarter noninterest expense represents an increase of 2.1 percent over our expense amount for the fourth quarter of last year," Carpenter said. "As compared to the fourth quarter of 2013, the ratio of expense (excluding ORE expenses) to average assets rose to 2.43 percent in the first quarter due primarily to seasonal salary adjustments and increases in various other expense categories.  Increasing the operating leverage of our firm remains a key objective of our leadership.
"We anticipate our expense base in 2014 will increase as we continue to recruit relationship managers and other professionals to our firm. However, we expect to make continued progress toward our target range of expenses to total assets of 2.10 to 2.30 percent in 2014 primarily through achievement of our loan growth targets."

•	Asset Quality
o	Nonperforming assets declined by $2.8 million from Dec. 31, 2013, a linked-quarter reduction of 8.28 percent. Nonperforming assets were 0.73 percent of total loans and ORE at March 31, 2014, compared to 0.80 percent at Dec. 31, 2013 and 1.02 percent at March 31, 2013.
o	Allowance for loan losses represented 1.61 percent of total loans at March 31, 2014, compared to 1.64 percent at Dec. 31, 2013 and 1.84 percent at March 31, 2013. The ratio of the allowance for loan losses to nonperforming loans increased to 432.7 percent at March 31, 2014, from 373.8 percent at Dec. 31, 2013 and 317.9 percent at March 31, 2013.
▪	Net charge-offs were $934,000 for the quarter ended March 31, 2014, compared to $1.54 million for the fourth quarter of 2013 and $2.18 million for the quarter ended March 31, 2013. Annualized net charge-offs as a percentage of average loans for the quarter ended March 31, 2014 were 0.09 percent compared to 0.24 percent for the quarter ended March 31, 2013.
▪	Provision for loan losses decreased from $2.17 million for the first quarter of 2013 to $488,000 for the first quarter of 2014 and $2.23 million for the fourth quarter of 2013.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on April 15, 2014 to discuss first quarter 2014 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to $5.6 billion in assets at March 31, 2014. At March 31, 2014, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and four offices in Knoxville. Additionally, Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2013 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the best bank to work for in the country.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###
Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) approval of the declaration of any dividend by Pinnacle Financial's board of directors and, (xix) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014.  Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	March 31, 2014	December 31, 2013
ASSETS
Cash and noninterest-bearing due from banks	$94,172,230	$79,785,004
Interest-bearing due from banks	75,826,385	124,509,486
Federal funds sold and other	938,792	4,644,247
Cash and cash equivalents	170,937,407	208,938,737

Securities available-for-sale, at fair value	735,400,911	693,456,314
Securities held-to-maturity (fair value of $38,194,567 and $38,817,467 at
March 31, 2014 and December 31, 2013, respectively)	38,733,099	39,795,649
Mortgage loans held-for-sale	13,970,926	12,850,339

Loans	4,181,686,799	4,144,493,486
Less allowance for loan losses	(67,523,575)	(67,969,693)
Loans, net	4,114,163,224	4,076,523,793

Premises and equipment, net	71,627,370	72,649,574
Other investments	33,358,506	33,226,195
Accrued interest receivable	17,219,090	15,406,389
Goodwill	243,568,203	243,651,006
Core deposit and other intangible assets	3,603,074	3,840,750
Other real estate owned	15,037,823	15,226,136
Other assets	143,312,957	148,210,975
Total assets	$5,600,932,590	$5,563,775,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,180,202,107	$1,167,414,487
Interest-bearing	912,387,013	884,294,802
Savings and money market accounts	1,902,452,916	1,962,714,398
Time	505,534,750	519,049,037
Total deposits	4,500,576,786	4,533,472,724
Securities sold under agreements to repurchase	68,092,650	70,465,326
Federal Home Loan Bank advances	150,604,286	90,637,328
Subordinated debt and other borrowings	98,033,292	98,658,292
Accrued interest payable	745,180	792,703
Other liabilities	40,383,743	46,041,823
Total liabilities	4,858,435,937	4,840,068,196

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $1.00; 90,000,000 shares authorized; 35,567,268 shares and 35,221,941
shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	35,567,268	35,221,941
Additional paid-in capital	551,461,564	550,212,135
Retained earnings	155,840,829	142,298,199
Accumulated other comprehensive loss, net of taxes	(373,008)	(4,024,614)
Stockholders' equity	742,496,653	723,707,661
Total liabilities and stockholders' equity	$5,600,932,590	$5,563,775,857

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,
	2014	2013
Interest income:
Loans, including fees	$43,695,658	$41,514,213
Securities
Taxable	3,720,279	3,670,934
Tax-exempt	1,597,797	1,656,408
Federal funds sold and other	277,058	314,772
Total interest income	49,290,792	47,156,327

Interest expense:
Deposits	2,595,240	3,412,396
Securities sold under agreements to repurchase	30,515	77,816
Federal Home Loan Bank advances and other borrowings	757,222	907,641
Total interest expense	3,382,977	4,397,853
Net interest income	45,907,815	42,758,474
Provision for loan losses	487,638	2,172,404
Net interest income after provision for loan losses	45,420,177	40,586,070

Noninterest income:
Service charges on deposit accounts	2,790,968	2,480,244
Investment services	2,127,834	1,792,640
Insurance sales commissions	1,384,921	1,393,304
Gains on mortgage loans sold, net	952,222	1,813,488
Trust fees	1,145,751	944,332
Other noninterest income	4,334,360	3,478,348
Total noninterest income	12,736,056	11,902,356

Noninterest expense:
Salaries and employee benefits	21,749,960	19,572,356
Equipment and occupancy	5,709,030	5,113,050
Other real estate expense	651,152	720,962
Marketing and other business development	908,901	790,671
Postage and supplies	560,614	591,488
Amortization of intangibles	237,675	520,987
Other noninterest expense	3,832,221	5,130,495
Total noninterest expense	33,649,553	32,440,009
Income before income taxes	24,506,680	20,048,417
Income tax expense	8,139,557	6,600,292
Net income	$16,367,123	$13,448,125

Per share information:
Basic net income per common share	$0.47	$0.40
Diluted net income per common share	$0.47	$0.39

Weighted average shares outstanding:
Basic	34,602,337	33,987,265
Diluted	34,966,600	34,206,202

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2014	2013	2013	2013	2013	2012

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,456,172	1,383,435	1,326,838	1,308,873	1,278,639	1,178,196
Consumer real estate - mortgage loans	703,592	695,616	687,259	697,490	675,632	679,927
Construction and land development loans	294,055	316,191	319,973	298,509	306,433	313,552
Commercial and industrial loans	1,568,937	1,605,547	1,513,632	1,504,086	1,403,428	1,446,577
Consumer and other	158,931	143,704	121,600	116,407	108,232	93,910
Total loans	4,181,687	4,144,493	3,969,302	3,925,365	3,772,364	3,712,162
Allowance for loan losses	(67,524)	(67,970)	(67,280)	(68,695)	(69,411)	(69,417)
Securities	774,134	733,252	743,885	727,889	724,004	707,153
Total assets	5,600,933	5,563,776	5,391,201	5,373,168	5,070,935	5,040,549
Noninterest-bearing deposits	1,180,202	1,167,414	1,138,421	1,098,887	977,496	985,689
Total deposits	4,500,577	4,533,473	4,333,543	4,096,578	3,902,895	4,015,188
Securities sold under agreements to repurchase	68,093	70,465	84,032	117,346	129,100	114,667
FHLB advances	150,604	90,637	115,671	325,762	200,796	75,850
Subordinated debt and other borrowings	98,033	98,658	99,283	99,908	105,533	106,158
Total stockholders' equity	742,497	723,708	712,216	696,569	691,434	679,071

Balance sheet data, quarterly averages:
Total loans	$4,130,289	3,981,214	3,932,218	3,845,476	3,681,686	3,580,056
Securities	748,539	731,651	739,625	745,969	714,104	719,861
Total earning assets	5,023,692	4,903,233	4,825,552	4,710,534	4,513,273	4,493,216
Total assets	5,514,031	5,388,371	5,313,003	5,210,600	4,992,018	4,964,521
Noninterest-bearing deposits	1,128,743	1,179,340	1,100,532	1,012,718	952,853	978,366
Total deposits	4,509,493	4,407,806	4,198,779	3,963,393	3,949,742	3,883,423
Securities sold under agreements to repurchase	62,500	85,096	110,123	129,550	130,740	142,333
FHLB advances	83,787	42,012	181,392	293,581	98,989	124,781
Subordinated debt and other borrowings	98,651	100,030	100,995	102,573	106,777	108,489
Total stockholders' equity	740,743	722,919	705,275	699,559	688,241	680,383

Statement of operations data, for the three months ended:
Interest income	$49,291	48,405	48,177	47,544	47,156	47,203
Interest expense	3,383	3,436	3,604	3,945	4,398	4,960
Net interest income	45,908	44,969	44,573	43,599	42,758	42,243
Provision for loan losses	488	2,225	685	2,774	2,172	2,488
Net interest income after provision for loan losses	45,420	42,744	43,888	40,825	40,586	39,755
Noninterest income	12,736	12,488	11,387	11,326	11,902	13,108
Noninterest expense	33,650	32,637	33,323	30,862	32,440	34,851
Income before taxes	24,507	22,596	21,952	21,289	20,048	18,012
Income tax expense	8,140	7,274	7,305	6,978	6,600	6,282
Net income	$16,367	15,321	14,647	14,311	13,448	11,730

Profitability and other ratios:
Return on avg. assets (1)	1.20%	1.13%	1.09%	1.10%	1.09%	0.94%
Return on avg. equity (1)	8.96%	8.41%	8.24%	8.21%	7.92%	6.86%
Return on avg. tangible equity (1)	13.47%	12.81%	12.73%	12.75%	12.41%	10.83%
Dividend payout ratio (18)	19.16%	20.38%	-	-	-	-
Net interest margin (1) (2)	3.76%	3.70%	3.72%	3.77%	3.90%	3.80%
Noninterest income to total revenue (3)	21.72%	21.73%	20.35%	20.62%	21.77%	23.68%
Noninterest income to avg. assets (1)	0.94%	0.92%	0.85%	0.87%	0.97%	1.05%
Noninterest exp. to avg. assets (1)	2.47%	2.40%	2.49%	2.38%	2.64%	2.79%
Noninterest expense (excluding ORE and FHLB
restructuring charges) to avg. assets (1)	2.43%	2.38%	2.44%	2.27%	2.51%	2.52%
Efficiency ratio (4)	57.38%	56.80%	59.55%	56.19%	59.35%	62.96%
Avg. loans to average deposits	91.59%	90.32%	93.65%	97.02%	93.21%	92.19%
Securities to total assets	13.82%	13.18%	13.80%	13.55%	14.28%	14.03%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	March 31, 2014			March 31, 2013
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,130,289	$43,696	4.30%	$3,681,686	$41,514	4.58%
Securities
Taxable	573,330	3,720	2.63%	537,951	3,671	2.77%
Tax-exempt (2)	175,209	1,598	4.94%	176,153	1,656	5.09%
Federal funds sold and other	144,864	277	0.92%	117,483	315	1.25%
Total interest-earning assets	5,023,692	$49,291	4.04%	4,513,273	47,156	4.30%
Nonearning assets
Intangible assets	247,360			248,940
Other nonearning assets	242,979			229,805
Total assets	$5,514,031			$4,992,018

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$921,034	$429	0.19%	$775,136	$606	0.32%
Savings and money market	1,951,787	1,427	0.30%	1,632,715	1,624	0.40%
Time	507,929	739	0.59%	589,038	1,182	0.81%
Total interest-bearing deposits	3,380,750	2,595	0.31%	2,996,889	3,412	0.46%
Securities sold under agreements to repurchase	62,500	31	0.20%	130,740	78	0.24%
Federal Home Loan Bank advances	83,787	123	0.59%	98,989	191	0.78%
Subordinated debt and other borrowings	98,651	634	2.61%	106,777	717	2.72%
Total interest-bearing liabilities	3,625,688	3,383	0.38%	3,333,395	4,398	0.54%
Noninterest-bearing deposits	1,128,743	-	-	952,853	-	-
Total deposits and interest-bearing liabilities	4,754,431	$3,383	0.29%	4,286,248	$4,398	0.42%
Other liabilities	18,857			17,529
Stockholders' equity	740,743			688,241
Total liabilities and stockholders' equity	$5,514,031			$4,992,018
Net interest income		$45,908			$42,758
Net interest spread (3)			3.66%			3.76%
Net interest margin (4)			3.76%			3.90%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended March 31, 2014 would have been 3.75% compared to a net interest spread of 3.88% for the quarter ended March 31, 2013.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2014	2013	2013	2013	2013	2012

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$15,606	18,183	19,989	20,561	21,837	22,823
Other real estate (ORE)	15,038	15,226	15,522	15,992	16,802	18,580
Total nonperforming assets	$30,644	33,409	35,511	36,553	38,639	41,403
Past due loans over 90 days and still
accruing interest	$7,944	3,057	-	747	152	-
Troubled debt restructurings (5)	$15,108	19,647	19,661	20,427	20,667	27,450
Net loan charge-offs	$934	1,535	2,100	3,491	2,178	2,163
Allowance for loan losses to nonperforming loans	432.7%	373.8%	336.6%	334.1%	317.9%	304.2%
As a percentage of total loans:
Past due accruing loans over 30 days	0.22%	0.31%	0.33%	0.39%	0.23%	0.29%
Potential problem loans (6)	2.01%	1.51%	1.80%	2.11%	2.57%	2.84%
Allowance for loan losses	1.61%	1.64%	1.70%	1.75%	1.84%	1.87%
Nonperforming assets to total loans and ORE	0.73%	0.80%	0.89%	0.93%	1.02%	1.11%
Nonperforming assets to total assets	0.55%	0.60%	0.66%	0.68%	0.76%	0.82%
Classified asset ratio (Pinnacle Bank) (8)	21.2%	18.5%	20.6%	23.3%	26.4%	29.4%
Annualized net loan charge-offs year-to-date
to avg. loans (7)	0.09%	0.24%	0.27%	0.30%	0.24%	0.29%
Avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.5	4.5	4.5

Interest rates and yields:
Loans	4.30%	4.28%	4.33%	4.41%	4.58%	4.64%
Securities	3.17%	3.16%	3.04%	3.03%	3.34%	3.16%
Total earning assets	4.04%	3.98%	4.02%	4.10%	4.30%	4.24%
Total deposits, including non-interest bearing	0.23%	0.24%	0.26%	0.30%	0.35%	0.38%
Securities sold under agreements to repurchase	0.20%	0.16%	0.20%	0.22%	0.24%	0.24%
FHLB advances	0.59%	0.97%	0.38%	0.31%	0.78%	1.24%
Subordinated debt and other borrowings	2.61%	2.60%	2.62%	2.72%	2.72%	2.77%
Total deposits and interest-bearing liabilities	0.29%	0.29%	0.31%	0.35%	0.42%	0.46%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.3%	13.0%	13.2%	13.0%	13.6%	13.5%
Leverage	11.0%	10.9%	10.8%	10.7%	10.8%	10.6%
Tier one risk-based	12.2%	11.8%	12.0%	11.7%	11.7%	11.8%
Total risk-based	13.5%	13.0%	13.2%	12.9%	13.0%	13.0%
Tier one common equity to risk-weighted assets	10.5%	10.1%	10.2%	9.9%	9.9%	9.9%
Tangible common equity to tangible assets	9.3%	9.0%	9.0%	8.8%	9.2%	9.0%
Pinnacle Bank ratios:
Leverage	10.5%	10.5%	10.5%	10.5%	10.7%	10.5%
Tier one risk-based	11.7%	11.3%	11.6%	11.5%	11.6%	11.6%
Total risk-based	12.9%	12.6%	12.9%	12.7%	12.8%	12.9%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2014	2013	2013	2013	2013	2012

Per share data:
Earnings – basic	$0.47	0.45	0.43	0.42	0.40	0.35
Earnings – diluted	$0.47	0.44	0.42	0.42	0.39	0.34
Common dividends per share	$0.08	0.08	-	-	-	-
Book value per common share at quarter end (9)	$20.88	20.55	20.27	19.86	19.74	19.57
Tangible common equity per common share	$13.93	13.52	13.22	12.78	12.64	12.39

Weighted avg. common shares – basic	34,602,337	34,355,691	34,282,899	34,172,274	33,987,265	33,960,664
Weighted avg. common shares – diluted	34,966,600	34,765,424	34,606,567	34,431,054	34,206,202	34,527,479
Common shares outstanding	35,567,268	35,221,941	35,133,733	35,073,763	35,022,487	34,696,597

Investor information:
Closing sales price	$37.49	32.53	29.81	25.71	23.36	18.84
High closing sales price during quarter	$38.64	33.25	29.99	26.17	23.73	20.60
Low closing sales price during quarter	$31.02	29.67	26.56	21.68	19.29	18.05

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$61,290	70,194	105,817	123,181	120,569	132,485
Gross fees (10)	$1,504	1,842	2,470	3,346	3,158	3,269
Gross fees as a percentage of loans originated	2.45%	2.62%	2.33%	2.72%	2.62%	2.47%
Investment gains and losses on sales and impairments, net (17)	$-	-	(1,441)	(25)	-	1,988
Brokerage account assets, at quarter-end (11)	$1,611,232	1,560,349	1,445,461	1,387,172	1,333,676	1,242,379
Trust account managed assets, at quarter-end	$613,440	605,324	576,190	630,322	515,970	496,264
Balance of commercial loan participations sold to other
banks and serviced by Pinnacle, at quarter end	$53,959	52,703	50,797	45,585	42,721	39,668
Core deposits (12)	$4,087,477	4,100,037	3,903,000	3,771,425	3,537,860	3,674,662
Core deposits to total funding (12)	84.8%	85.5%	84.3%	81.3%	84.0%	87.3%
Risk-weighted assets	$4,740,545	4,785,028	4,568,667	4,531,730	4,388,341	4,239,384
Total assets per full-time equivalent employee	$7,528	7,408	7,305	7,335	7,038	6,900
Annualized revenues per full-time equivalent employee	$319.7	303.5	300.8	300.8	307.7	301.4
Number of employees (full-time equivalent)	744.0	751.0	738.0	732.5	720.5	730.5
Associate retention rate (13)	95.6%	94.4%	93.9%	93.0%	91.2%	93.2%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - February 2014	827.5	817.3	814.7	817.1	807.1	799.7
Knoxville MSA nonfarm employment - February 2014	337.1	334.2	337.7	337.9	337.4	333.5
Nashville MSA unemployment - January 2014	5.2%	5.8%	6.5%	6.6%	6.2%	6.3%
Knoxville MSA unemployment - January 2014	5.6%	6.3%	7.0%	6.9%	6.6%	6.5%
Nashville residential median home price - March 2014	$195.0	198.8	197.9	205.9	169.0	181.0
Nashville inventory of residential homes for sale - March 2014 (16)	4.6	4.0	10.2	10.5	9.9	9.1

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	March	December	September	June	March	December
(dollars in thousands, except per share data)	2014	2013	2013	2013	2013	2012

Tangible assets:
Total assets	$5,600,933	5,563,776	5,391,201	5,373,168	5,070,935	5,040,549
Less: Goodwill	(243,568)	(243,651)	(243,808)	(243,900)	(244,012)	(244,040)
Core deposit and other intangible assets	(3,603)	(3,841)	(4,087)	(4,334)	(4,582)	(5,103)
Net tangible assets	$5,353,762	5,316,284	5,143,306	5,124,934	4,822,342	4,791,406

Tangible equity:
Total stockholders' equity	$742,497	723,708	712,216	696,569	691,434	679,071
Less: Goodwill	(243,568)	(243,651)	(243,808)	(243,900)	(244,012)	(244,040)
Core deposit and other intangible assets	(3,603)	(3,841)	(4,087)	(4,334)	(4,582)	(5,103)
Net tangible common equity	$495,326	476,216	464,321	448,335	442,840	429,928

Ratio of tangible common equity to tangible assets	9.25%	8.96%	9.03%	8.75%	9.18%	8.97%

	For the three months ended
	March	December	September	June	March	December
	2014	2013	2013	2013	2013	2012

Net interest income	$45,908	44,969	44,573	43,599	42,758	42,243

Noninterest income	12,736	12,488	11,387	11,326	11,902	13,108
Less: Investment gains and losses on sales and impairments, net	-	-	1,441	25	-	(1,988)
Net noncredit related loan losses	-	-	-	771	-	-
Noninterest income excluding investment gains and losses on
sales and impairments, net, and noncredit related loan losses	12,736	12,488	12,828	12,122	11,902	11,120
Total revenues excluding the impact of investment gains and losses on
sales and impairments, net, and noncredit related loan losses	58,644	57,457	57,401	55,721	54,660	53,363

Noninterest expense	33,650	32,637	33,323	30,862	32,440	34,851
Less: Other real estate expense	651	302	699	1,391	721	1,365
FHLB restructuring charges	-	-	-	-	877	2,092
Noninterest expense excluding the impact of other real estate
expense and FHLB restructuring charges	32,999	32,335	32,624	29,471	30,842	31,394

Adjusted pre-tax pre-provision income (15)	$25,645	25,122	24,777	26,250	23,818	21,969

Efficiency Ratio (4)	57.4%	56.8%	59.5%	56.2%	59.4%	63.0%

Total average assets	$5,514,031	5,388,371	5,313,003	5,210,600	4,992,018	4,964,521

Noninterest expense (excluding ORE expense and FHLB restructuring charges) to avg. assets (1)	2.43%	2.38%	2.44%	2.24%	2.45%	2.51%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net and non-credit related loan losses as well as other real estate owned expenses and FHLB restructuring charges.

16. Represents months supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.